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                                                                    Exhibit 21.1


                       Subsidiaries of ITC/\DeltaCom, Inc.


Interstate FiberNet, Inc., a Delaware corporation.

ITC/\DeltaCom Communications, Inc. (formerly known as DeltaCom, Inc.), an Alabama corporation.

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